UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2020

Build-A-Bear Workshop, Inc.

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(Exact Name of Registrant as Specified in Its Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	001-32320 ------------------- (Commission File Number)	43-1883836 --------------------------- (IRS Employer Identification No.)

415 South 18th St., St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63103 ------------------ (Zip Code)

(314) 423-8000

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(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BBW	New York Stock Exchange

Item 1.01.     Entry into a Material Definitive Agreement.

On August 25, 2020, Build-A-Bear Workshop, Inc. (the “Company”) entered into a Revolving Credit and Security Agreement (the “Credit Agreement”) among the Company, as borrowing agent; Build-A-Bear Retail Management, Inc., together with the Company, as borrowers (collectively, the “Borrowers”); Build-A-Bear Workshop Franchise Holdings, Inc., Build-A-Bear Entertainment, LLC, Build-A-Bear Card Services LLC and Build-A-Bear Workshop Canada, Ltd. (collectively, the “Guarantors”); the lenders party thereto (the “Lenders”); and PNC Bank, National Association, as agent for Lenders (in such capacity, “Agent”). All capitalized terms used in this Item 1.01 and not otherwise defined in this Item 1.01 shall have the meanings given in the Credit Agreement.

The Credit Agreement provides for a senior secured revolving loan in aggregate principal amount of up to $25,000,000 (subject to a borrowing base formula), which may be increased with the consent of the Lenders by an amount not to exceed $25,000,000, subject to the conditions set forth in the Credit Agreement (the “Increase Option”). The borrowing base under the Credit Agreement is based on specified percentages of Eligible Credit Card Receivables, Eligible Inventory and, under certain circumstances, Eligible Foreign In-Transit Inventory and, in the discretion of the Agent, Eligible Receivables. The Credit Agreement provides for swingline loans of up to $5,000,000 and the issuance of standby or commercial letters of credit of up to $5,000,000. Proceeds of the advances under the Credit Agreement may be used to (a) repay existing indebtedness owed to U.S. Bank National Association, (b) pay fees and expenses relating to the transactions contemplated by the Credit Agreement, and (c) fund ongoing working capital, capital expenditures, permitted acquisitions and general corporate purposes, in each case to the extent permitted under, and as defined in, the Credit Agreement.

Revolving advances under the Credit Agreement will be secured (subject to permitted liens and certain other exceptions) by a first priority lien on substantially all of the personal property of the Company and all of its U.S. and Canadian subsidiaries, including certain receivables (including receivables from the sale inventory and credit card receivables but excluding certain franchise receivables), equipment and fixtures, intellectual property, inventory and equity interests held by the Borrowers and the Guarantors in their respective domestic and foreign subsidiaries. The Credit Agreement includes a negative covenant with respect to granting a lien on its Ohio warehouse.

Borrowings under the Credit Agreement bear interest (a) a base rate determined under the Credit Agreement, or (b) at the Borrower’s option, at a rate based on LIBOR, plus in either case a margin based on average undrawn availability as determined in accordance with the Credit Agreement.

The Credit Agreement matures on August 25, 2025 (unless terminated earlier in accordance with the terms thereof) and requires compliance with conditions precedent that must be satisfied prior to any borrowing. The Credit Agreement also contains various representations, warranties and covenants that the Company considers customary.

The Credit Agreement requires the Company to comply with one financial covenant, specifically, that the Company maintain availability (as determined in accordance with the Credit Agreement) at all times equal to or greater than the greater of (a) 12.5% of the Loan Cap and (b) $3,125,000 (subject to increase upon exercise of the Increase Option). The “Loan Cap” is the lesser of (1) $25,000,000 less the outstanding amount of loans and letters of credit under the Credit Agreement and (2) the borrowing base from time to time under the Credit Agreement. The Credit Agreement also contains various information and reporting requirements and provides for various fees customary for an asset-based lending facility. The Company anticipates the annual costs of maintaining the Credit Agreement, including interest and fees, will be between $500,000 and $600,000.

The Credit Agreement contains customary events of default, including without limitation events of default based on payment obligations, material inaccuracies of representations and warranties, covenant defaults, final judgments and orders, unenforceability of the Credit Agreement, material ERISA events, change in control, insolvency proceedings, and defaults under certain other obligations. An event of default may cause the applicable interest rate and fees to increase by 2% until such event of default has been cured, waived, or amended.

The Credit Agreement contains typical negative covenants, including, among other things, that the Borrower will not incur indebtedness except for permitted indebtedness or make any investments except for permitted investments, declare dividends or repurchase its stock except as permitted, acquire any subsidiaries except in connection with a permitted acquisition, or merge or consolidate with any other entity or acquire all or substantially all of the assets of any other company outside the ordinary course of business.

At the closing date of the Credit Agreement, the Borrowers had no outstanding indebtedness under the Credit Agreement. An aggregate of slightly more than $10 million was available for borrowing under the Credit Agreement as of the closing date.

Relationship to PNC

The Company has or may have had customary banking relationships with PNC based on the provision of a variety of financial services, including lending, commercial banking and other advisory services.

The foregoing description of the Credit Agreement is only a summary of material terms and conditions of such document and is qualified in its entirety by reference to the Credit Agreement, which has been filed as Exhibit 10.1 hereto and which is incorporated by reference herein.

Item 1.02     Termination of a Material Definitive Agreement.

Termination of Existing Credit Facility

On August 25, 2020, upon execution of the Credit Agreement, the Company terminated its existing bank credit line with U.S. Bank National Association (“U.S. Bank”), under the Company’s Fourth Amended and Restated Loan Agreement, as amended as of May 28, 2020 (the “Former Credit Agreement”). The Former Credit Agreement provided for a maximum borrowing capacity of up to $10,000,000, subject to compliance with certain financial tests. The Former Credit Agreement would have matured on September 30, 2020. At the time of termination, the Company did not have any outstanding borrowings under the Former Credit Agreement and was in compliance with the amended covenants set forth in the Former Credit Agreement. The Company’s outstanding $1.0 million letter of credit under the Former Credit Agreement will remain outstanding subject to cash collateralization provided by the Company to U.S. Bank.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

This Current Report on Form 8-K contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements in this report not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this report are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things: statements regarding the Company’s goals, intentions, and expectations; business plans and growth strategies; estimates of the Company’s risks and future costs and benefits; forecasted demographic and economic trends relating to the Company’s industry; the impacts of the COVID-19 pandemic, and other risk factors referred to from time to time in filings made by the Company with the Securities and Exchange Commission. Forward-looking statements speak only as to the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. The Company disclaims any intent or obligation to update these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1

Revolving Credit and Security Agreement dated as of August 25, 2020 among the Company and Build-A-Bear Retail Management, Inc., as borrowers; Build-A-Bear Workshop Franchise Holdings, Inc., Build-A-Bear Entertainment, LLC, Build-A-Bear Card Services LLC and Build-A-Bear Workshop Canada, Ltd., as guarantors; the lenders party thereto; and PNC Bank, National Association, as agent for lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: August 31, 2020	By:	/s/ Voin Todorovic
Name: Voin Todorovic
Title: Chief Financial Officer

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